EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                          LIQUOR GROUP WHOLESALE, INC.
                         DEREGISTERS FROM SEC REPORTING

JACKSONVILLE, FLORIDA, January 11, 2010 - Liquor Group Wholesale, Inc. (OTCBB:LIQR) announced today that due to its inability to file its required SEC reports (10-K) on time or even on a delinquent basis, it has filed an application with the SEC to voluntarily deregister its common shares. The Company was notified on December 15, 2009 that it had 30 days to file its 10-K to remain on the OTC:BB or it would be deleted from the OTCBB. The deletion is expected to become effective within the next few days. After the deletion, the Company's stock will be traded on the Pink Sheets, under the symbol "LIQR."

Liquor Group Wholesale is an emerging liquor and wine distribution company representing more than 1800 spirits and wine products with operations in 32 US States. Our company is focused on providing a distribution channel for Mid-Market, Nationally and internationally recognized alcohol beverage products.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially including risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.


For further information, contact Jason Bandy, Chief Financial Officer and Chief Financial Officer, at (904) 285-5885.